UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2021

ANTERO RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Wynkoop Street

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including area code  (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 Per Share	AR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 7, 2021, Antero Resources Corporation (the “Company”) announced the pricing of a registered direct offering (the “Share Offering”) of an aggregate of 31.4 million shares (the “Shares”) of its common stock, par value $0.01 per share, at a price of $6.35 per share to a limited number of holders (the “Holders”) of its 4.25% Convertible Senior Notes due 2026 (the “Convertible Notes”). The Company plans to use the proceeds from the Share Offering and approximately $63 million of borrowings under the Company’s revolving credit facility to repurchase from such Holders $150 million aggregate principal amount of its Convertible Notes in privately negotiated transactions. The Share Offering is expected to close on January 12, 2021, subject to customary closing conditions.

The offer and sale of the Shares are being made pursuant to the Company’s Registration Statement on Form S-3, Registration No. 333-251910, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the prospectus supplement thereunder related to the Share Offering.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Convertible Notes, the Shares, or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, these securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

A copy of the opinion of Vinson & Elkins L.L.P. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K includes “forward-looking statements.” Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under the Company’s control. All statements, except for statements of historical fact, made in this Current Report regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as statements regarding the closing of the Share Offering and the use of proceeds thereof, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements speak only as of the date of this Current Report. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, the Company expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil, most of which are difficult to predict and many of which are beyond the Company’s control. These risks include the risks described under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

EXHIBIT	DESCRIPTION
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: January 7, 2021

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